UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2010

TeleCommunication Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-30821	52-1526369
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

275 West Street, Annapolis, Maryland		21401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410/263-7616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders (the "Annual Meeting") of TeleCommunication Systems, Inc. (the "Company") was held on June 10, 2010. At the Annual Meeting, stockholders voted on the following items:

Proposal 1: The first proposal was the election of three Class III directors to serve for terms of three years, until the Company’s annual meeting of stockholders to be held in 2013 and until their successors are duly elected and qualify, unless, prior to that date, they have resigned or otherwise left office. Each of the Class III directors was elected, with each director receiving votes as follows:

Maurice B. Tosé
FOR: 44,428,542
WITHHOLD: 2,278,313

James M. Bethmann
FOR: 42,879,834
WITHHOLD: 3,827,021

Richard A. Young
FOR: 44,046,257
WITHHOLD: 2,660,598

Proposal 2: The approval of amendments to the Company’s Fifth Amended 1997 Stock Incentive Plan:

FOR: 29,559,979
AGAINST: 16,893,108
ABSTAIN: 253,767

Proposal 3: The approval of amendments to the Company’s Employees Stock Purchase Plan:

FOR: 45,893,382
AGAINST: 556,561
ABSTAIN: 256,911

There were no other matters coming before the Annual Meeting that required a vote by the stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.

June 15, 2010	By:	/s/ Bruce A. White

Name: Bruce A. White
Title: Secretary